SUBLEASE

THIS SUBLEASE (“Sublease”) dated as of October 1, 2006 is made by and between CorCell, Inc., a Delaware corporation with an address at 1717 Arch Street, Suite 1410, Philadelphia, Pennsylvania 19103 (“Sublandlord”) and Cord Blood America, Inc., a Florida corporation with an address at 9000 Sunset Boulevard, Suite 400, Los Angeles, California 90069 (“Subtenant”).

BACKGROUND

WHEREAS, by a Agreement of sublease dated as of _______, 2005, a copy of which is attached hereto and incorporated herein as Exhibit “A” (as the same may be amended, restated or supplemented from time to time, the “Primary Sublease”), Sublandlord leased from Verizon Communications Inc., a Delaware corporation, and Verizon Services Corp., a Delaware corporation (“Primary Sublandlord”), 14,968 rentable square feet on the fourteenth floor (the “Primary Subleased Premises”) in the building located at 1717 Arch Street, Philadelphia, Pennsylvania (the “Building”);

WHEREAS, the Primary Sublease is subject and subordinate to that certain lease under which Primary Sublandlord occupied all or a portion of the Building (“Master Lease” attached hereto as Exhibit “B”), and lessor referred to in the Master Lease and its successors in interest thereunder being herein called the “Landlord”; and

WHEREAS, Subtenant intends to sublease from Sublandlord a portion of the Primary Subleased Premises consisting of a minimum of 4,000 rentable square feet and a maximum of 6,000 rentable square feet in the Building, as more particularly described and shown on Exhibit “C” attached hereto and made a part hereof (the “Subleased Premises”), upon the terms and conditions set forth in this Sublease.

WHEREAS, this Sublease is to be delivered in connection with the execution of an Asset Purchase Agreement (“APA”) between Sublandlord and Subtenant dated as of September 22, 2006.

WHEREAS, pursuant to the APA, Sublandlord and Subtenant shall execute and deliver an Existing Sample Agreement (“ESA”).

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual agreements hereinafter set forth, and intending to be legally bound, Sublandlord and Subtenant agree as follows:

1.

Definitions/Background

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Primary Sublease. The Background of this Sublease is incorporated herein as if set forth in full.

2.

Subleased Premises

a.

Sublandlord hereby subleases to Subtenant, on the terms and conditions set forth in this Sublease, the Subleased Premises.  Sublandlord shall deliver the Subleased Premises to Subtenant on the Sublease Commencement Date (as hereinafter defined) in broom clean condition but otherwise in such “AS IS” condition as exists as of the date of this Sublease, free of all occupants other than Subtenant.  Subtenant acknowledges that Sublandlord has made no representations or warranties concerning the Subleased Premises or the Building or their fitness for Subtenant’s purposes, except as otherwise expressly set forth in this Sublease.  The taking of possession of the Subleased Premises shall be deemed Subtenant’s acknowledgement that the same have been delivered in the condition required hereunder.

b.

For purposes of this Sublease, the rentable square footage of the Subleased Premises is deemed to be a 5,000 square feet.  Subtenant acknowledges that the sole purpose of any plan(s) attached to the Sublease is to identify the location of the area shown on such plan(s) in the Building.  Sublandlord makes no representation and warranty as to the usable or rentable square footage of the Subleased Premises or any other area of the Building.

3.

Sublease Term

a.

This Sublease shall commence on the earlier of (i) October 1, 2006; or (ii) Sublandlord’s receipt of the Prime Landlord’s consent to this Sublease  (the “Sublease Commencement Date”).

b.

This Sublease shall continue until the earlier of (i) Sublandlord and Subtenant fail to close on the ESA; or (ii) September 30, 2007 (the “Sublease Term”).

c.

Unless terminated pursuant to any provision in this Sublease, the Sublease shall be renewable annually, unless Sublandlord or Subtenant provides written notice of termination no later than sixty (60) days prior to the expiration of this Sublease Term (as the same may be extended), unless terminated prior to such date pursuant to the terms hereof or pursuant to law.  Under no condition may the renewals under this Sublease extend beyond July 31, 2012.

d.

Notwithstanding subsections 3(b-c), at anytime on at least one-hundred and twenty (120) days prior written notice, the Sublease may be terminated by the Sublandlord, and Subtenant shall vacate such office space.

e.

The Sublease shall automatically terminate at any time that the Primary Sublease terminates for any reason.  The Sublandlord shall have no obligation to maintain the Primary Sublease for any specific period of time.

f.

Upon any termination pursuant to Sections 3(d) or (e) above, Sublandlord shall refund to Subtenant any amounts paid in advance by Subtenant in respect of any period after the date of termination.

g.

Within thirty (30) days after the Sublease Commencement Date and upon request of Sublandlord, Sublandlord and Subtenant shall jointly execute a written declaration specifying the actual Sublease Commencement Date.

4.

Rent

a.

No Rent, Monthly Base Rent, Additional Rent or otherwise, shall be paid under this Sublease until the earlier of six moths from the date hereof or the date that Sublandlord and Subtenant close on the ESA (“ESA Closing Date”).

b.

Notwithstanding the foregoing, Sublandlord and Subtenant agree that in the event that Sublandlord and Subtenant close on the ESA, Subtenant shall pay to Sublandlord a percentage, as calculated in subsection 4(c) below, of the Monthly Rent set forth in Schedule “1” of this Sublease (the “Monthly Base Rent”), and beginning on the ESA Closing Date.  Within thirty (30) days after the Sublease Commencement Date the exact amount of Monthly Base Rent shall be confirmed in writing by Sublandlord and Subtenant.

c.

The Monthly Base Rent to be paid by Subtenant is equal to the applicable Monthly Rent set forth on Schedule “1” multiplied by the number of agreed upon rentable square feet in Section 2(b) and divided by 14,968 square feet.

d.

The Monthly Base Rent without deduction, offset, notice, or demand, shall be paid at Sublandlord’s office address above, or at such other place as Sublandlord shall designate from time to time by notice to Subtenant.  Monthly Base Rent shall be paid for each calendar month occurring during the Sublease Term in advance five (5) days prior to the first day of the calendar month to which such Monthly Base Rent is attributable. Subtenant shall pay Monthly Base Rent for the first month of the Sublease Term upon closing of the ESA.  In the event that the ESA Closing Date is not the first day of a calendar month, then the Monthly Base Rent shall be pro rated at the beginning or end of the Sublease Term, based upon the actual number of days in the month.

e.

Rent pursuant to all renewals under this Sublease are calculated in accordance with subsections 4(a-c).

f.

All charges, costs, expenses and sums required to be paid or borne by Subtenant under this Sublease in addition to Monthly Base Rent shall be deemed “Additional Rent”, and Monthly Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent”.  At any time under this Sublease when Subtenant is required to pay Monthly Base Rent, Subtenant shall also pay Additional Rent.  Subtenant’s covenant to pay Rent shall be independent of every other covenant in this Sublease.

g.

Such items of Additional Rent include, but are not limited to, the following:

i.

Subtenant’s Proportionate Share (as hereinafter defined) of the Operating Expenses payable in accordance with Exhibit B of the Primary Sublease, subject, however, to the conditions of subsection 4(f) of this Sublease.

ii.

Subtenant’s Proportionate Share of the Real Estate Taxes payable in accordance with Section 6 of the Primary Sublease.

iii.

The cost of all utilities, including, without limitation, electricity consumed by Subtenant in the Subleased Premises will be paid, at Sublandlord’s discretion, either: (a) by separate metered use, if Sublandlord elects to implement such meters; or (b) by Proportionate Share of the utilities cost.

iv.

Any costs or expenses for goods, services or utilities in excess of those to which Sublandlord is entitled to require from Primary Sublandlord pursuant to the Primary Sublease.

v.

Any sums which Subtenant becomes obligated to pay as a result of Subtenant’s failure to comply with any of the terms and provisions of this Sublease.

vi.

Taxes, if any, imposed upon or attributable to Subtenant’s personal property located in or about the Subleased Premises or any leasehold improvements installed in the Subleased Premises.

vii.

Any and all Use and Occupancy Taxes applicable to Subtenant.

h.

If any portion of the Monthly Base Rent, Additional Rent or any other sum payable to Sublandlord hereunder shall be past due and unpaid for more than ten (10) days, it shall thereafter bear interest at a rate equal to three percent (3%) per annum greater than the prevailing prime rate of interest as published in The Wall Street Journal (Eastern Edition) from time to time (“Default Rate”), as the same may change from time to time, from the due date until the date of payment thereof by Subtenant, provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Sublandlord to charge or receive interest in excess of the maximum legal rate then allowed by law.

i.

For the purposes of this Sublease, “Subtenant’s Proportionate Share” shall be, a percentage equal to the number of agreed upon rentable square feet in Section 2 divided by 14,968 square feet and multiplied by one-hundred (100).  The Subtenant’s Proportionate Share shall be confirmed in writing by Sublandlord and Subtenant within thirty (30) days after the Sublease Commencement Date.

5.

Permitted Use

Subtenant may use the Subleased Premises only for general office purposes and for no other purpose, without the prior written consent of the Primary Sublandlord and Sublandlord (whose consents shall be granted, withheld or conditioned in their sole and absolute discretion), and only to the extent permitted by all laws governing or affecting the use of the Subleased Premises.  Subtenant shall not use or permit any use of the Subleased Premises which creates any safety or environmental hazard, or which would: (i) be dangerous to the Subleased Premises, the Building or other subtenants or tenants, or (ii) be reasonably disturbing to other subtenants or tenants of the Building, or (iii) cause any increase in the premium cost for any insurance which Sublandlord may then have in effect with respect to the Building generally.

6.

Insurance

a.

At all times during the Sublease Term, Subtenant shall maintain insurance of such types, in such policies, with such endorsements and coverages, in such amounts as are set forth in the Primary Sublease Section 21.  All insurance policies shall name Primary Sublandlord, Primary Sublandlord’s managing agent, Primary Sublandlord’s property manager, if any, Sublandlord and Sublandlord’s managing agent as additional insured and loss payees and shall contain an endorsement that such policies may not be modified or cancelled without at least thirty (30) days prior written notice to Primary Sublandlord, Primary Sublandlord’s property manager, if any, and Sublandlord.  Any increase in insurance costs incurred by Primary Sublandlord or Sublandlord as a result of Subtenant’s use of the Subleased Premises shall be paid by Subtenant.  Subtenant shall promptly pay all insurance premiums and shall provide Sublandlord with policies or certificates acceptable to Sublandlord and Primary Sublandlord evidencing such insurance upon Subtenant’s execution of this Sublease.

b.

In the event that Subtenant sustains a loss by reason of fire or other casualty which is covered by its property insurance policy (or would have been covered had Subtenant carried the insurance required hereunder), and regardless of whether such fire or other casualty is caused in whole or in part by the acts or omissions of Sublandlord or Primary Sublandlord or their respective agents, servants, employees or invitees, then Subtenant shall look first to the coverage provided by Subtenant’s insurance proceeds, and Subtenant shall have no right of action against Sublandlord, Primary Sublandlord, or their respective agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against the party causing such loss; provided, however the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by such party (unless such party failed to maintain the coverage required hereunder in which event it shall be deemed to have recovered the entire policy amount required hereunder).  In the event that Sublandlord sustains a loss by reason of fire or other casualty which is covered by its property insurance policy and regardless of whether such fire or other casualty is caused in whole or in part by the acts or omissions of Subtenant or its agents, servants, employees or invitees, then Sublandlord agrees to look first to the coverage provided by Sublandlord’s insurance proceeds, and Sublandlord shall have no right of actions against Subtenant or its agents, servants, employees or invitees, and no third party shall have any right by way of assignment, subrogation or otherwise against Subtenant; provided, however the foregoing release of claims shall only apply to the extent of insurance proceeds actually collected by Sublandlord.  The parties hereto agree that each of its policies of property insurance shall include a waiver of subrogation to effectuate the provisions of this provision.  In the event of Casualty Damage not covered by this Section 6, the Sublease will be governed by Section 20 of the Primary Sublease.

7.

Intentionally Omitted.

8.

Assignment And Subletting

a.

Subtenant shall not assign this Sublease or otherwise sublet all or any part of the Subleased Premises or transfer Subtenant’s interest in this Sublease without the prior written consents of Sublandlord and Primary Sublandlord, whose consents shall be granted, withheld or conditioned in their sole and absolute discretion.  Any assignment or sublet must additionally comply with the requirements of Section 23 of the Primary Sublease.

b.

The following actions shall constitute an assignment or sublease contemplated by Section 8(a) of this section (each, a “Transfer”):  (i) any assignment, mortgage, pledge, hypothecation or other transfer of this Sublease; (ii) any sublease, concessions, license or occupancy agreement with respect to all or any portion of the Subleased Premises; (iii) if Subtenant or any of its successors or assigns is a corporation, limited liability company or partnership, any sale, pledge or other transfer of all or a majority of the capital stock, membership interests or partnership interests, as applicable, of Subtenant or any such successor or assign (unless such stock is publicly traded on a recognized security exchange or over the counter market), any merger, consolidation or reorganization of or into Subtenant or any such successor or assign, and any sale of all or substantially all of the assets of Subtenant or such successor or assign.

c.

Any attempt by Subtenant to assign, sublet or transfer its rights in the Subleased Premises without the prior written consent of Sublandlord and Primary Sublandlord shall be void, and at Sublandlord’s option, shall constitute a default by Subtenant entitling Sublandlord to exercise all rights and remedies permitted hereunder without need for any notice and cure period.  No permitted assignment, transfer, encumbrance or subletting shall relieve Subtenant from Subtenant’s obligations and agreements hereunder and Subtenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment, transfer, encumbrance or subletting had been made.

d.

Notwithstanding any assignment of this Sublease or any sublet of all or a portion of the Subleased Premises by the Subtenant, the Subtenant and any guarantor of Subtenant’s obligations shall remain liable for all obligations under this Sublease.

e.

If, for any Transfer, the monthly base rent and additional rent to be paid by the transferee under such Transfer exceeds the Monthly Base Rent payable to the Sublandlord hereunder, then the amount of such excess (“Sublease Profit”) shall be paid by the Subtenant to the Sublandlord and Primary Sublandlord, as they shall so determine, within ten (10) business days following receipt thereof by Subtenant, as and when collected.  In addition, if the Subtenant receives from any transferee, either directly or indirectly, any consideration other than base rent or additional rent for such Transfer, whether in the form of cash, goods, services or otherwise, the Subtenant shall forthwith pay to the Sublandlord and Primary Sublandlord, as they shall so determine, an amount equivalent to such consideration.

f.

Subtenant shall not encumber or mortgage its interest under this Sublease or its interest in the Subleased Premises.

9.

Provision Of Services

a.

No services are currently included in Monthly Base Rent or Operating Expenses except for any provided by Primary Sublandlord to Sublandlord under the Primary Sublease.  If Sublandlord furnishes the Subleased Premises or Subtenant with any additional services upon written request of Subtenant, then Sublandlord shall have the right to charge Subtenant a reasonable charge therefore, and Subtenant shall pay the additional charge within ten (10) days of billing by Sublandlord.

b.

Sublandlord shall cause Primary Sublandlord to furnish the services set forth in Section 10 of the Primary Sublease, subject to reasonable rules and regulations from time to time. Subtenant understands that Primary Sublandlord may impose a reasonable direct charge and establish reasonable rules and regulations for such services. Such charges shall be payable by Subtenant directly to Primary Sublandlord on the next rent payment date after submission of an invoice therefore. Failure to make such payment to Primary Sublandlord when due shall be a default under this Sublease and Primary Sublandlord shall have the right to refuse to provide further services to the Subleased Premises, in addition to the right to litigate directly with Subtenant to recover such unpaid amounts.

c.

Neither Sublandlord nor Primary Sublandlord shall be liable for damages or otherwise for failure, stoppage or interruption of any services or utilities or unavailability of access to the Subleased Premises, nor shall the same be construed either as an eviction of Subtenant, or result in an abatement of Rent when such failure is caused by accidents, emergencies, strikes or the making of repairs or changes which Sublandlord is required by this Sublease, by law, or in good faith deems advisable to make or by reason of difficulty in securing proper supplies of fuel, steam, water electricity, labor or supplies, or by reason of any cause beyond Sublandlord’s and Primary Sublandlord’s reasonable control, including, without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the Building’s systems.  All repairs necessary to maintain the plumbing, heating, ventilation, air-conditioning, electric systems, external windows and floors (excluding carpeting and floor coverings) will be performed in accordance with Section 12 of the Primary Sublease.

d.

Notwithstanding anything contained in this Sublease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur not as a result of Subtenant’s negligence or willful misconduct (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), an (ii) such service interruption continues for more than ten (10) business days, and (iii) as a result of such service interruption, the conduct of Subtenant’s normal operations in the Subleased Premises are materially and adversely affected, then there shall be an abatement of one day’s Fixed Rent and Subtenant’s Proportionate Share of operating Expenses for each day during which such Service interruption continues after such ten (10) business day period; provided, however, that if any part of the Subleased Premises is reasonably useable for Subtenant’s normal business operations or if Subtenant conducts all or any part of it's operations in any potion of the Subleased Premises notwithstanding such Service interruption, then the amount of each daily abatement of Fixed Rent and Subtenant’s proportionate share of operating Expenses shall only be proportionate to the nature and extent of the interruption of Subtenant’s normal operations or ability to use the Subleased Premises.

e.

For purposes hereof, the term “Essential Services” shall mean the following services:  elevator service, access to the Subleased Premises, HVAC services, water and sewer/septic service and electricity.

10.

Rules and Regulations

Subtenant covenants and agrees that Subtenant, its servants, employees, agents, invitees, licensees and other visitors shall observe faithfully, and comply strictly with, the Rules and Regulations contained in Section 17 and Exhibit D of the Primary Sublease.

11.

Condition Of Premises; Trade Fixtures

a.

Subtenant, at Subtenant’s sole cost and expense, shall keep the Subleased Premises in good operating order and condition and make such repairs, replacements or maintenance during the Sublease Term so that the Subleased Premises shall be kept in good operating order and condition.  Subtenant shall otherwise comply with the requirements of the Primary Sublease. Sublandlord, Primary Sublandlord and Landlord shall have the right to enter the Subleased Premises in accordance with Section 14 of the Primary Sublease.

b.

Sublandlord and Primary Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the Subleased Premises, by reason of any existing or future condition, defect, matter or thing in the Subleased Premises or the Building or the property of which the Building is a part, or for the acts, omissions or negligence of other persons or tenant, in and about the Building or the property of which the Building is a part.

c.

Subtenant shall have the right to furnish and install any trade fixtures that are necessary for the conduct of its business; provided, however, that at the termination of this Sublease, Subtenant shall remove such trade fixtures and restore the Subleased Premises at Subtenant's sole cost to the state and condition in which they existed on the Sublease Commencement Date, ordinary wear and tear excepted.  If Subtenant fails to comply with the provisions of this section, Sublandlord may, but shall not be obligated to, make such repairs or restoration, and the reasonable cost thereof shall be Additional Rent payable by Subtenant on demand.  All trade fixtures shall be and remain the property of Subtenant, provided that any such trade fixtures remaining on the Subleased Premises after the expiration or termination of the Sublease Term shall be deemed abandoned by Subtenant and shall, at Sublandlord's option, become the property of Sublandlord without payment therefore.

12.

Alterations And Improvements

a.

Sublandlord shall have no obligation to make any alterations or improvements to the Subleased Premises for Subtenant's use or occupancy thereof. Notwithstanding any provisions of the Primary Sublease to the contrary, Subtenant shall not make any alterations, additions or improvements (collectively, “Subtenant Improvements”) in the Subleased Premises without in each instance obtaining the prior written consent of both Primary Sublandlord and Sublandlord, which consent such parties may grant, withhold or condition in their respective sole and absolute discretion.  Any approved Subtenant Improvements must be completed in accordance with plans and specifications previously approved by Sublandlord and Primary Sublandlord.

b.

If Subtenant performs Subtenant Improvements without obtaining the prior written consent of both Primary Sublandlord and Sublandlord, Sublandlord (or Primary Sublandlord) may remove the Subtenant Improvements, restore the Subleased Premises and repair any damage arising from such removal or restoration, and Subtenant shall be liable for all costs and expenses incurred in the performance of such removal, repairs or restoration.   If Sublandlord and Primary Sublandlord consent to any Subtenant Improvements, Subtenant shall perform and complete Subtenant Improvements at its expense, in compliance with applicable laws and the Primary Sublease, and, upon installation, the Subtenant Improvements shall be the property of the Sublandlord.

c.

At Sublandlord's option, Subtenant shall remove the Subtenant Improvements prior to the end of the Sublease Term and shall restore the Subleased Premises to their condition as of the Sublease Commencement Date.  If Sublandlord requires such removal and restoration and Subtenant fails to comply with such requirement, Sublandlord may, but shall not be obligated to, undertake such removal and restoration and Subtenant shall be liable to Sublandlord for all costs and expenses incurred by the Sublandlord in connection therewith.

d.

If the Sublandlord is required by the Prime Landlord to carry out any restorations or other work on the Subleased Premises pursuant to the Sublandlord’s obligations to the Primary Sublandlord under the Primary Sublease, the Subtenant shall permit same to be performed without being entitled to any reduction in rental or other compensation. Sublandlord shall complete all such work in a manner so as to not unreasonably interfere with the use and occupancy of the Subleased Premises by Subtenant.

13.

Quiet Enjoyment.  Subtenant, upon paying the Rent and upon observing, keeping and performing all covenants, agreements and conditions of this Sublease on Subtenant’s part to be observed, kept and performed, shall quietly have and enjoy the Subleased Premises throughout the Sublease Term without hindrance or molestation by Sublandlord or by anyone claiming by, through or under Sublandlord, subject to the provisions of Section 15 below.

14.

Indemnity

Subtenant on behalf of itself and its permitted assigns and successors (collectively, the “Indemnifying Parties”) shall defend, indemnify, save and hold harmless Sublandlord, Primary Sublandlord, Landlord and their respective mortgagees, agents, employees, officers, directors, shareholders, partners, personal representatives, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys’ fees, court costs, administrative costs, and costs of appeals which may be imposed upon or incurred by or asserted by reason of any of the following which shall occur during the Sublease Term, or during any period of time prior to the Sublease Commencement Date when Subtenant may have been given access to or possession of all or any portion of the Subleased Premises: (a) any work or act done in, on or about the Subleased Premises or the Building or any part thereof at the direction of Subtenant, its agents, contractors, employees, licensees or invitees; (b) any negligence or other wrongful act or omission on the part of Subtenant or any of its agents, contractors, employees, licensees or invitees; (c) any accident, injury or damage to any persons or property occurring in or about the Subleased Premises or any part thereof or any accident, injury or damage to Subtenant, its agents, contractors, employees, invitees or licensees, unless caused by the gross negligence or willful misconduct of Sublandlord, Primary Sublandlord, Landlord, or their respective employees, contractors agents, invitees or licensees; and (d) any failure on the part of Subtenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions representations, warranties or limitations contained in this Sublease on its part to be performed or complied with; or (e) a default under the Primary Sublease caused by Subtenant, its agents, contractors, employees, subtenants, licensees.

15.

Primary Sublease and Master Lease

a.

Subtenant acknowledges that the Sublandlord does not own fee title to the Subleased Premises, but is a tenant under the Primary Sublease. Accordingly, this Sublease constitutes a sublease.  Subtenant agrees to be bound by all of the provisions of the Primary Sublease and the Master Lease in accordance with the provisions set forth in Section 22 of the Primary Sublease.  Whenever under the Primary Sublease or Master Lease the consent of the Primary Sublandlord or Landlord is required, as to Subtenant the prior written consent of Sublandlord also shall be required.  Wherever in the Primary Sublease, Primary Sublandlord or Landlord has rights enforceable against Sublandlord, Sublandlord shall have the same rights enforceable against Subtenant, independent of Primary Sublandlord's or Landlord’s rights and enforceable whether or not Primary Sublandlord or Landlord is asserting the same.  Sublandlord shall remain bound by all of the provisions of the Primary Sublease and Master Lease notwithstanding the subleasing of the Subleased Premises.  Subtenant acknowledges receipt of a true, correct and complete copy of the Primary Sublease and Master Lease attached hereto as Exhibits “A” and “B”.

b.

Notwithstanding any other provision of this Sublease, Sublandlord, as sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability enjoyed by Primary Sublandlord, as the landlord under the Primary Sublease, but (i) Sublandlord shall have no obligation under this Sublease to perform the obligations of Primary Sublandlord, as landlord under the Primary Sublease, including without limitation any obligation to provide services or maintain insurance; (ii) Sublandlord shall not be bound by any representations or warranties of the Primary Sublandlord under the Primary Sublease; (iii) in any instance where the consent of Primary Sublandlord is required under the terms of the Primary Sublease, the consent of Sublandlord and Primary Sublandlord shall be required; and (iv) Sublandlord shall not be liable to Subtenant for any failure or delay in Primary Sublandlord’s performance of its obligations, as landlord under the Primary Sublease.  Upon request of Subtenant, Sublandlord shall, at Subtenant’s expense, use reasonable efforts to cause Primary Sublandlord to perform its obligations under the Primary Sublease.

c.

Upon the default by Subtenant in the full and timely payment and performance of its obligations under the Sublease, Sublandlord may exercise any and all rights and remedies granted to Primary Sublandlord by the Primary Sublease with respect to default by the Tenant or Lessee under the Primary Sublease. In the event that Subtenant breaches any of the terms, conditions or covenants of this Sublease or of the Primary Sublease and fails to remedy such breach within ten (10) days after written notice, Sublandlord shall have the right, but not the obligation, to cure such breach and charge Subtenant for the costs incurred thereby, which costs Subtenant shall pay to Sublandlord upon demand.  Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Primary Sublease or cause a default under the Primary Sublease.  If the Primary Sublease terminates for any reason, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this

Sublease; provided, however, that Subtenant shall pay to Sublandlord all sums due and accrued under this Sublease as of the date of termination.

d.

Notwithstanding any contrary provision of this Sublease, (i) in any instances where Landlord, as landlord under the Master Lease, has a certain period of time in which to notify Primary Sublandlord, as tenant under the Master Lease, whether Landlord will or will not take any particular action, Sublandlord, as landlord under this Sublease, shall have an additional ten (10) day period after receiving such notice in which to notify Subtenant, (ii) in any instance where Sublandlord, as tenant under the Primary Sublease, has a certain period of time in which to notify Primary Sublandlord as landlord under the Master Lease, whether Sublandlord will or will not take any particular action, Subtenant, as tenant under this Sublease, must notify Sublandlord, as landlord under this Sublease, at least five (5) days before the end of such period, but in no event shall Subtenant have a period of less than five (5) days in which so to notify Sublandlord unless the relevant period under the Primary Sublease is five (5) days or less, in which case the period under this Sublease shall be two (2) days less than the period provided to Sublandlord under the Primary Sublease, and (iii) in any instance where a specific grace period is granted to Sublandlord, as tenant under the Primary Sublease, before Sublandlord is considered in default under the Primary Sublease, Subtenant, as tenant under this Sublease, shall be deemed to have a grace period which is ten (10) days less than Sublandlord before Subtenant is considered in default under this Sublease, but in no event shall any grace period be reduced to less than five (5) days unless the relevant period under the Primary Sublease is six (6) days or less, in which case the period under this Sublease shall be two (2) days less than the period provided to Sublandlord under the Primary Sublease.  In no event shall Landlord, Primary Sublandlord, or Sublandlord be liable for any consequential damages suffered by Subtenant in connection with any breach of this Sublease or otherwise.

16.

Subordination

This Sublease is subject and is hereby subordinated to the Primary Sublease, all present and future mortgages of the Subleased Premises, and all other encumbrances affecting the Subleased Premises or the property or Building of which the Subleased Premises are a part. Subtenant agrees to execute, at no expense to either Sublandlord or Primary Sublandlord, any instrument which may be deemed necessary or desirable by Sublandlord or Primary Sublandlord to further effect the subordination of this Sublease to any such mortgage or encumbrance.

17.

Casualty and Condemnation

In the event of any damage or destruction of the Subleased Premises or the Building, or the taking of all or any portion thereof by eminent domain, the Subtenant shall be bound by the decisions of Sublandlord, Primary Sublandlord and Landlord made pursuant to the Master Lease and Primary Sublease.

18.

Holding Over

In the event that Subtenant shall remain in the Subleased Premises after the expiration of the Sublease Term, such holding over shall not constitute a renewal or extension of this Sublease. Sublandlord may, at its option, elect to treat Subtenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against the Subtenant provided by law or in equity in that situation, and shall be entitled to receive and collect from the Subtenant as liquidated damages a sum equal to one and one half times (150%) the amount of rent (the “Increased Rate”) which would have been payable for the period of such holding over at the rate herein provided if this Sublease had been extended for such period, or Sublandlord may elect, at its option, to construe such holding over as a tenancy from month-to-month, subject to all the terms and conditions of this Sublease, except as to duration thereof, and in that event Subtenant shall pay monthly rent in advance at the Increased Rate.

19.

Brokers

Subtenant represents and warrants to Sublandlord that Subtenant has had no dealings, negotiations or consultations with respect to the Subleased Premises or this transaction with any broker or finder and that no broker or finder called the Subleased Premises to Subtenant, to have induced Subtenant to lease the Subleased Premises or to have taken part in any dealings, negotiations or consultations with respect to Subleased Premises or this Sublease, Subtenant will be responsible for and shall indemnify and hold Sublandlord harmless from and against all costs, fees (including, without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Sublandlord as a result thereof.

20.

Sublandlord Liability

Notwithstanding anything set forth herein to the contrary, neither Sublandlord nor any shareholder, member, officer, director or partner of Sublandlord shall have any personal liability in connection with its obligations under this Sublease, and Subtenant agrees to look solely to Sublandlord’s interest in the Subleased Premises to enforce any claim it may have against Sublandlord.

21.

Default by Subtenant.

The occurrence of any of the following shall be considered a Event of Default hereunder (“Event of Default”):

a.

Subtenant does not pay in full any installment of Rent or any other charge or payment whether or not herein included as Rent when due;

b.

Subtenant uses or occupies the Subleased Premises otherwise than as permitted by Section 5 of this Sublease;

c.

Subtenant violates or fails to perform or otherwise breaks any covenant, agreement or condition herein contained or any other obligation of Subtenant to Sublandlord and Subtenant fails to cure such default within twenty (20) days after written notice from Sublandlord (or such lesser cure period as may be applicable with respect to such violation pursuant to the Primary Sublease or Master Lease);

d.

Tenant vacates or abandons the Subleased Premises,

e.

Subtenant removes or attempts to remove Subtenant’s property from the Subleased Premises other than in the ordinary course of business without first having sought and received Sublandlord’s permission whose permission shall not be unreasonably withheld, conditioned or delayed and having first paid to Sublandlord in full all Rent and any other charges that may have become due; provided however, that so long as Subtenant is current in its current and future obligations to pay Rent and other charges that may be due, such removal or attempt to remove shall not constitute a default;

f.

Subtenant enters into any assignment or sub-sublease transaction with respect to the Subleased Premises or this Sublease,

g.

Subtenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law;

h.

A petition is filed or any proceeding is commenced against Subtenant under any bankruptcy or insolvency law and such petition or proceeding is not dismissed within sixty (60) days;

i.

Subtenant is adjudicated a bankrupt;

j.

Subtenant by any act indicates its consent to, approval of or acquiescence in, or a court approves, a petition filed or proceeding commenced against Subtenant under any bankruptcy or insolvency law;

k.

A receiver or other official is appointed for Subtenant or for a substantial part of Subtenant’s assets or for Subtenant’s interests in this Sublease;

l.

Any attachment or execution against a substantial part of Subtenant’s assets or of Subtenant’s interest in this Sublease remains unstayed or undismissed for a period of more than thirty (30) days;

m.

A substantial part of Subtenant’s assets or of Subtenant’s interest in this Sublease is taken by legal process in any action against Subtenant; or

n.

Any of the foregoing occur as to any guarantor or surety of Subtenant’s performance under this Sublease, or such guarantor or surety defaults on any provision under its guaranty or suretyship agreement.

22.

Remedies

If an Event of Default has occurred and is continuing, then Sublandlord shall be entitled to exercise any and/or all remedies against Subtenant as are described in this Sublease or in Section 25 of the Primary Sublease and/or any other remedies at law or in equity, and as between Sublandlord and Subtenant the provisions of Section 25 of the Primary Sublease shall apply to this Sublease and the Subleased Premises.

23.

Eminent Domain

In the event of exercise of the power of eminent domain this Sublease will be governed by Section 19 of the Primary Sublease.

24.

Miscellaneous Covenants

Subtenant shall faithfully perform all of the covenants and conditions to be performed and observed by Subtenant hereunder, and in addition to those covenants and conditions which are set forth elsewhere herein, Subtenant shall comply with the covenants set forth in Section 16 of the Primary Sublease.

25.

CONFESSION OF JUDGMENT - RENT

SUBTENANT COVENANTS AND AGREES THAT IF THERE IS AN EVENT OF DEFAULT, THEN SUBLANDLORD MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS FOR MONEY TO BE ENTERED AGAINST SUBTENANT AND, FOR THOSE PURPOSES, SUBTENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (I) SUBTENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR SUBLANDLORD (AS WELL AS SOMEONE ACTING FOR SUBLANDLORD) IN ANY AND ALL ACTIONS COMMENCED AGAINST SUBTENANT FOR RECOVERY OF THE RENT AND/OR OTHER AMOUNTS TO BE PAID TO SUBLANDLORD BY SUBTENANT AND TO APPEAR FOR SUBTENANT, AND ASSESS DAMAGES AND CONFESS OR OTHERWISE ENTER JUDGMENT AGAINST SUBTENANT, FOR ALL OR ANY PART OF THE RENT AND/OR OTHER AMOUNTS TO BE PAID TO SUBLANDLORD BY SUBTENANT, TOGETHER WITH INTEREST, COSTS AND AN ATTORNEYS’ COMMISSION, AND THEREUPON WRITS OF EXECUTION AS WELL AS ATTACHMENT MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; (II) THE WARRANT OF ATTORNEY HEREIN GRANTED SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF BUT SUCCESSIVE ACTIONS MAY BE COMMENCED AND SUCCESSIVE JUDGMENTS MAY BE CONFESSED OR OTHERWISE ENTERED AGAINST SUBTENANT FROM TIME TO TIME AS OFTEN AS ANY OF THE RENT AND/OR OTHER AMOUNTS AND SUMS SHALL FALL OR BE DUE OR BE IN ARREARS, AND THIS WARRANT OF ATTORNEY MAY BE EXERCISED AFTER THE TERMINATION OR EXPIRATION OF THE SUBLEASE TERM AND/OR DURING OR AFTER ANY EXTENSIONS OF THE TERM OR RENEWALS OF THIS SUBLEASE.

THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSION OF JUDGMENT CONTAINED IN THE PRECEDING PARAGRAPH HEREOF AND THAT THE LANDLORD TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE AND THAT THE

UNDERSIGNED WAIVES ANY RIGHT TO A HEARING WHICH WOULD OTHERWISE BE A CONDITION TO LANDLORD’S OBTAINING THE JUDGMENTS AUTHORIZED BY THE PREVIOUS PARAGRAPH.

Please Initial

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26.

CONFESSION OF JUDGMENT – POSSESSION

SUBTENANT COVENANTS AND AGREES THAT IF THERE IS AN EVENT OF DEFAULT OR THIS SUBLEASE IS TERMINATED OR THE SUBLEASE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF IS TERMINATED OR THE SUBLEASE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF IS TERMINATED OR EXPIRES, THEN, AND IN ADDITION TO THE RIGHTS AND REMEDIES SET FORTH IN THE IMMEDIATELY PRECEDING SECTION 25, SUBLANDLORD MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE SUBLEASED PREMISES TO BE ENTERED AGAINST SUBTENANT AND, FOR THOSE PURPOSES, SUBTENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (I) SUBTENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR SUBLANDLORD (AS WELL AS SOME ONE ACTING FOR SUBLANDLORD) IN ANY AND ALL ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE SUBLEASED PREMISES TO APPEAR FOR SUBTENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE SUBLEASED PREMISES AGAINST SUBTENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER SUBTENANT, AND THEREUPON A WRIT OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; (II) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE SUBLEASED PREMISES SHOULD REMAIN IN OR BE RESTORED TO SUBTENANT, SUBLANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SUBLEASED PREMISES INCLUDING, WITHOUT LIMITATION, APPEARING FOR SUBTENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT FOR POSSESSION OF THE SUBLEASED PREMISES AS HEREINBEFORE SET FORTH.

THE UNDERSIGNED SUBTENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSION OF JUDGMENT CONTAINED IN THE PRECEDING PARAGRAPH HEREOF AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE AND THAT THE UNDERSIGNED WAIVES ANY RIGHT TO A HEARING WHICH WOULD OTHERWISE BE A CONDITION TO SUBLANDLORD’S OBTAINING THE JUDGMENTS AUTHORIZED BY THE PREVIOUS PARAGRAPH.

Please Initial

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27.

WAIVER OF JULY TRIAL

IT IS MUTUALLY AGREED BY AND BETWEEN SUBLANDLORD AND SUBTENANT THAT THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, TENANT’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES OR CLAIM OF INJURY OR DAMAGE.

28.

Counterparts; Facsimile Signatures

This Sublease may be executed by the parties hereto in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same agreement.  This Sublease may be executed by facsimile signature, and a facsimile transmission of an executed counterpart of this Sublease shall have the same binding effect upon the signatory as an executed and delivered original.

29.

Time

Time is of the essence of this Sublease and all of its provisions.

30.

Representations And Warranties; Authority

a.

Sublandlord and Subtenant each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Subtenant and Sublandlord in accordance with its terms.  Simultaneous with the execution of this Sublease, Subtenant shall deliver evidence of such authority to Sublandlord in a form reasonably satisfactory to Sublandlord.

b.

Except as expressly set forth in this Sublease, no representation or warranty has been given by either party, its agents and representatives, with respect to the subject matter of this Sublease, and neither party has relied upon any representations or warranty not expressly set forth herein.

31.

Notices

All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Primary Sublandlord, which shall be given in accordance with the provisions of the Primary Sublease and for notices to Landlord which shall be given in accordance with the provisions of the Master Lease) upon the earlier of receipt or upon delivery being refused.  All such notices or demands shall be sent by registered mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service that provides tracking and proof of delivery.  Either party may change its address for notices and demands under this Sublease by ten (10) days’ notice to the other party.  The notices shall be provided to the following addresses:

If to Subtenant:	Cord Blood America, Inc. _______________________ _______________________ _______________________
With a copy to:	_______________________ _______________________ _______________________ _______________________
If to Sublandlord:	CorCell, Inc. 1717 Arch Street Suit 1410 Philadelphia, PA 19103 Attention: Marcia Laleman
With a copy to:	Dilworth Paxson LLP 3200 Mellon Bank Center 1735 Market Street Philadelphia, Pennsylvania 19103 Attention: Paul W. Baskowsky
If to Primary Sublandlord:

Verizon Communications Inc. and Verizon Services Corp.

c/o Cushman & Wakefield of Pennsylvania, Inc.

1717 Arch Street, 33rd Floor

Philadelphia, Pennsylvania 19103

Attn: Robert G. Martin, General Manager

32.

Governing Law

This Sublease shall be governed by the laws of the Commonwealth of Pennsylvania.

33.

Entire Agreement

This Sublease, together with any exhibits and attachments hereto and the Primary Sublease and Master Lease, constitutes the entire agreement between Sublandlord and Subtenant relative to the Subleased Premises, and this Sublease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant.  Sublandlord and Subtenant agree hereby that all prior or contemporaneous oral discussions, letters or written documents between and among themselves and their agents and representatives relative to the subleasing of the Subleased Premises are merged in or revoked by this Sublease.

34.

Successors

This Sublease shall inure to the benefit of and be binding upon the respective heirs, administrators, executors, successors and assigns of the parties hereto; provided, however, that this provision shall not be construed to allow an assignment or subletting which is otherwise specifically prohibited hereby.

35.

Headings

The section and paragraph headings are included only for the convenience of the parties and are not part of this Sublease and shall not be used to interpret the meaning of provisions contained herein or the intent of the parties hereto.

36.

Primary Sublandlord’s Consent

This Sublease is expressly conditioned upon the receipt of Primary Sublandlord's written consent hereto.  Subtenant agrees to cooperate with Sublandlord in providing such information as is necessary to satisfy such condition and to execute all agreements reasonably requested by Primary Sublandlord in connection therewith.

37.

No Offer

The submission of this Sublease or some or all of its provisions for examination does not constitute an option or an offer to enter into this Sublease, it being understood and agreed that neither Sublandlord or Subtenant shall be legally bound hereunder unless and until this Sublease has been executed and delivered by both Sublandlord and Subtenant, and then subject to the conditions hereof.

IN WITNESS WHEREOF, the parties have caused this Sublease to be signed by their duly authorized representatives to be effective on the date first set out above.

SUBLANDLORD:

[Corporate Seal]	CorCell, Inc.
Attest:	By:
Name: Title:	Name: Title:

SUBTENANT:

[Corporate Seal]	Cord Blood America, Inc.
Attest:	By:
Name: Title:	Name: Title:

EXHIBIT “A”

PRIMARY SUBLEASE

EXHIBIT “B”

MASTER LEASE

EXHIBIT “C”

DESCRIPTION OF SUBLEASED PREMISES

SCHEDULE “1”

SCHEDULE OF MONTHLY RENT

Period	Annual Rent	Monthly Rent
December 1, 2005 – November 30, 2006	$284,392.00	$23,699.33
December 1, 2006 – November 30, 2007	$291,876.00	$24,323.00
December 1, 2007 – November 30, 2008	$299,360.00	$24,946.67
December 1, 2008 – November 30, 2009	$306,844.00	$25,570.33
December 1, 2009 – November 30, 2010	$314,328.00	$26,194.00
December 1, 2010 – November 30, 2011	$321,812.00	$26,817.67
December 1, 2011 – July 31, 2012	$219,530.64 (prorated)	$27,441.33